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            CONSENT OF GRANT THORNTON LLP, INDEPENDENT AUDITORS


We have issued our report dated March 13, 1998, accompanying the consolidated financial statements included in the Annual Report of Midland Resources, Inc. on Form 10-KSB for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of Midland Resources, Inc. on Forms S-8 (File No. 333-26541 and File No. 33-94708).



                                             GRANT THORNTON LLP


Houston, Texas
April 14, 1998